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                       INVESTMENT PROPERTY SECURITY AGREEMENT

THIS INVESTMENT PROPERTY SECURITY AGREEMENT ("SECURITY AGREEMENT") is made by THOMAS ST. DENNIS, an individual with a residence at _________________________________ ("PLEDGOR"), in favor of WIND RIVER
SYSTEMS, INC., with its principal place of business at 1010 Atlantic Avenue, Alameda, California 94501 ("PLEDGEE").

       WHEREAS, Pledgor has concurrently herewith executed that certain Secured Promissory Note (the "NOTE") in favor of Pledgee in the stated principal amount of Two Million Three Hundred Ninety-Seven Thousand Eight Hundred Two and No/100 Dollars ($2,397,802) to evidence the loan made to Pledgor for the purpose of purchasing one hundred twenty-six thousand (126,000) shares of Common Stock of Pledgee; and

       WHEREAS, Pledgee is willing to accept the Note from Pledgor, but only upon the condition, among others, that Pledgor shall have executed and delivered to Pledgee this Security Agreement;

       NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby agrees as follows:

                                     ARTICLE 1

                                    DEFINITIONS

       As used herein, the following terms shall have the following meanings:

       SECTION 1.1 "ACCOUNT" means the securities account No. _________, in the name of Thomas St. Dennis, held by Broker, as such securities account exists on the date hereof and as it may be constituted in the future.

       SECTION 1.2   "BROKER" means SG Cowen Securities, with an address at
________________________.

       SECTION 1.3 "COLLATERAL" means the Account, together with (a) any free credit balance or other money, now or hereafter credited to, or owing from Broker to Pledgor in respect of, the Account; (b) any money, securities (certificated or uncertificated), commodity contracts, instruments, documents, general intangibles, financial assets or other investment property distributed from the Account, now or in the future; (c) all books and records relating thereto; (d) all the proceeds of the sale, exchange, redemption or exercise of any of the foregoing thereof, including, without limitation, any dividend, interest payment or other distribution of cash or property in respect thereof; and (e) any rights incidental to the ownership of any of the foregoing, such as voting, conversion and registration rights and rights of recovery for violations of applicable securities laws.


                                        1.

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                                     ARTICLE 2
                                 SECURITY INTEREST

       SECTION 2.1 GRANT OF SECURITY INTEREST. Pledgor hereby grants a security interest in all of Pledgor's right, title and interest in and to the foregoing Collateral, whether now or hereafter acquired or existing and wheresoever located.

       SECTION 2.2 SECURED OBLIGATIONS. The security interest granted by Pledgor to Pledgee herein secures all of Pledgor's obligations arising out of the Note and this Agreement (the "SECURED OBLIGATIONS"), and extends to any renewal, refinancing, refunding, extension or modification of any Secured Obligations on one or more and to any interest that accrues on any Secured Obligations before or after the bankruptcy of Pledgor.

       SECTION 2.3 CONTROL AGREEMENT. Simultaneously with the execution and delivery of this Agreement, Pledgor, Pledgee and Broker are parties to that certain Account Control Agreement of even date herewith (the "CONTROL AGREEMENT") for the purpose of perfecting the security interest granted by Pledgor to Pledgee herein.

       SECTION 2.4 VOTING AND TRADING RIGHTS. If no event of default as described in Section 5.1 below (an "EVENT OF DEFAULT") has occurred or is continuing, Pledgor may (a) exercise any voting or consensual rights that he may have as to any of the Collateral for any purpose which is not inconsistent with this Agreement; and (b) so long as Pledgor complies with
Section 1 of the Note and uses proceeds of such sale or other disposition to prepay all or a portion of the Note, as the case may be, Pledgor may sell or otherwise dispose of any of the Collateral. If an Event of Default has occurred and is continuing, Pledgor shall cease making trades in the Account, Pledgee may exercise all voting or consensual rights as to any of the Collateral and Pledgor shall deliver to Pledgee all notices, proxy statements, proxies and other information and instruments relating to the exercise of such rights received by Pledgor from the issuers of any of the Collateral promptly upon receipt thereof and shall at the request of Pledgee execute and deliver to Pledgee any proxies or other instruments which are, in the reasonable judgment of Pledgee, necessary for Pledgee to validly exercise such voting and consensual rights.

       SECTION 2.5 SUBSEQUENT CHANGES AFFECTING COLLATERAL. Pledgor acknowledges that he has made his own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, conversions, subscriptions, exchanges, reorganizations, dividends, offers, mergers, consolidations and shareholder meetings) and Pledgor agrees that Pledgee has no responsibility to inform Pledgor of such matters or to take any action with respect thereto even if any of the Collateral has been registered in the name of Pledgee or its agent or nominee.

       SECTION 2.6 RETURN OF COLLATERAL. The security interest panted to Pledgee hereunder shall not terminate and Pledgee shall not be required to return the Collateral to Pledgor or to terminate its security interest therein unless and until (a) the Secured Obligations have been fully paid or performed,
(b) all of Pledgor's obligations hereunder have been fully paid or performed, and (c) Pledgor has reimbursed Pledgee for any expenses of returning the Collateral and filing


                                        2.

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any termination statements and other instruments as are required to be filed in public offices under applicable laws.

       SECTION 2.7 TAX REPORTING. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Pledgor.

                                     ARTICLE 3

                          REPRESENTATIONS AND WARRANTIES.

       Pledgor hereby represents and warrants to Pledgee as follows:

       SECTION 3.1 ENFORCEABILITY. This Agreement and the Control Agreement have been duly executed and delivered by Pledgor, constitute his valid and legally binding obligations and are enforceable in accordance with their respective terms against Pledgor.

       SECTION 3.2 NO CONFLICT. The execution, delivery and performance of this Agreement and the Control Agreement, the grant of the security interest in the Collateral hereunder and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Pledgor, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Pledgor, (c) violate or result in the breach of any material agreement to which Pledgor is a party or by which any of his properties, including the Collateral, is bound, nor (d) violate any restriction on the transfer of any of the Collateral.

       SECTION 3.3 NO CONSENTS. No consent, approval, license, permit or other authorization of any third party (other than Broker) or any governmental body or officer is required for the valid and lawful execution and delivery of this Agreement and the Control Agreement, the creation and perfection of Pledgee's security interest in the Collateral or the valid and lawful exercise by Pledgee of remedies available to it under this Agreement, the Control Agreement or applicable law or of the voting and other rights granted to it in this Agreement or the Control Agreement except as may be required for the offer or sale of those items of Collateral which are securities under applicable securities laws.

       SECTION 3.4 ACCOUNT. The Account is a valid and legally binding obligation of Broker, the securities entitlements credited thereto are valid and genuine and Pledgor has provided Pledgee with a complete and accurate statement of the financial assets and the money credited to the account as of the date hereof

       SECTION 3.5 SECURITY INTEREST. Pledgor is the sole owner of the Collateral free and clear of all liens, encumbrances and adverse claims (other than those created by this Agreement) has the unrestricted right to grant the security interest provided for herein to Pledgee and has granted to Pledgee a valid and perfected first priority security interest in the Collateral free of all liens, encumbrances, transfer restrictions and adverse claims.


                                        3.

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                                     ARTICLE 4

                                     COVENANTS.

       Pledgor hereby covenants and agrees with Pledgee that Pledgor shall:

       SECTION 4.1   DEFEND TITLE.   Defend his title to the Collateral and
the security interest of Pledgee therein against the claims of any person claiming rights in the Collateral against or through Pledgor and maintain and preserve such security interest so long as this Agreement shall remain in effect.

       SECTION 4.2   NO TRANSFER.   Except as permitted under Section 2.4,
neither withdraw any money or property from the Account; nor sell nor offer to sell nor otherwise transfer nor encumber any portion of the Collateral.

       SECTION 4.3 CONTROL AND CUSTOMER AGREEMENTS. Neither attempt to modify nor attempt to terminate the Control Agreement or the customer agreement with Broker under which the Account was established.

       SECTION 4.4   FURTHER ASSURANCES.

              (a) At Pledgor's expense, do such further acts and execute and deliver such additional conveyances, certificates, instruments, and other assurances as Pledgee may at any time request or require to protect, assure or enforce its interest, rights and remedies under this Agreement.

              (b) Promptly deliver any certificate or instrument constituting or representing any of the Collateral he may obtain possession of from time to time, to Broker for credit to the Account, forthwith duly endorsed in blank without restriction.

              (c) Promptly deliver to Broker any endorsements or instruments which may be necessary or convenient to transfer any financial assets held by Broker, which are registered in the name of, payable to the order of, or specially endorsed to Pledgor, to Broker or its securities intermediary or to one of their respective nominees.

       SECTION 4.5 NAME AND ADDRESS. Notify Pledgee at least thirty (30) days before he changes the address of his principal residence.

       SECTION 4.6 STATEMENTS. Cause Broker to send to Pledgee a complete and accurate copy of every statement, confirmation, notice or other communication concerning the Account that Broker sends to Pledgor. All information furnished by Pledgor concerning the Collateral or otherwise in connection with this Agreement, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects, to Pledgor's knowledge.


                                        4.

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                                     ARTICLE 5

                                      DEFAULT.

       SECTION 5.1   EVENTS OF DEFAULT.

              (a) If an Event of Default under and as defined in the Note occurs; or

              (b) If Pledgor fails to perform any obligation or violates any covenant contained in this Agreement or the Control Agreement, and such failure or violation continues for a period of fourteen (14) days after Pledgee requests Pledgor to remedy such failure or violation; or

              (c) If any representation or warranty made by Pledgor in this Agreement or the Control Agreement or any other document delivered to Pledgee by contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

       Pledgor shall be in default and Pledgee shall have, in addition to any other remedies available to it under Section 5.2 below and under the law or any agreement, the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code of California (the "UNIFORM COMMERCIAL CODE").

       SECTION 5.2   REMEDIES.

              (a) If an Event of Default has occurred and is continuing, Pledgee may, in its discretion: (i) deliver a notice of exclusive control under the Control Agreement to Broker; (ii) cause the Account to be reregistered in its sole name or transfer the Account to another broker/dealer in its sole name; (iii) remove any Collateral from the Account and register such Collateral in its name or in the name of its broker/dealer, agent or nominee or any of the nominees; (iv) exchange certificates representing any of the Collateral for certificates of larger or smaller denominations; (v) exercise any voting, conversion, registration, purchase or other rights of a holder of any of the Collateral and any reasonable expense of such exercise shall be deemed to be an expense of preserving the value of such Collateral; and (vi) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of such instruments.

              (b) If notice of time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition is required by the Uniform Commercial Code, Pledgor acknowledges that five (5) days' advance notice thereof will be a reasonable notice. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

              (c) If, under the Uniform Commercial Code, Pledgee may purchase any part of the Collateral, it may in payment of any part of the purchase price thereof, cancel any part of the Secured Obligations.


                                        5.

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              (d)    If any of the Collateral is sold on credit or for future
delivery, it need not be retained by Pledgee until the purchase price is paid and Pledgee shall incur no liability if the purchaser fails to take up or pay for such Collateral. In case of any such failure, such Collateral may be sold again.

              (e) Pledgor shall execute and deliver to the purchasers of the Collateral all instruments and other documents necessary or proper to sell, convey and transfer title to such Collateral and, if approval of any sale of Collateral by any governmental body or officer is required, Pledgor shall prepare or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications, reports and forms and do all other things necessary or proper to expeditiously obtain such approval.

              (f) Any cash held by Pledgee as Collateral and all cash proceeds of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Pledgee, be held by Pledgee as collateral for, or then or at any time thereafter be applied (after payment of any amounts payable to Pledgee pursuant to Article 4 above) in whole or in part against, all or any part of the Secured Obligations in such order as Pledgee may elect. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all of Pledgee's expenses hereunder and the Secured Obligations shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

       SECTION 5.3 APPOINTMENT OF PLEDGEE AS AGENT. Pledgor hereby appoints and constitutes Pledgee, its successors and assigns, as his agent and attorney-in-fact with the power, after and during the continuance of an Event of Default, to carry out the provisions of this Agreement and take any action or execute any instrument that Pledgee considers necessary or convenient for such purpose, including the power to endorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of Pledgor, to endorse and deliver in the name of and on behalf of Pledgor securities certificates and execute and deliver in the name of and on behalf of Pledgor instructions to the issuers of uncertificated securities, and to execute and deliver in the name of and on behalf of Pledgor financing statements (which may be photocopies of this Agreement) and continuations and amendments to financing statements in the State of California or elsewhere and Forms 4, 5, 144 and Schedules 13D and 13G with the United States Securities and Exchange Commission. This appointment is coupled with an interest and is irrevocable and will not be affected by the death or bankruptcy of Pledgor nor by the lapse of time. If Pledgor fails to perform any act required by this Agreement, Pledgee may perform such act in the name of and on behalf of Pledgor and at his expense. Pledgor hereby consents and agrees that the issuers of or obligors of the Collateral or any registrar or transfer agent or trustee for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of Pledgee to effect any transfer pursuant to this Agreement and the authority granted to Pledgee herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor, or any other person, to any of such issuers, obligors, registrars, transfer agents, or trustees.

       SECTION 5.4 IMPACT OF REGULATIONS. Pledgor acknowledges that compliance with the Securities Act of 1933 and the rules and regulations thereunder and any relevant state securities laws and other applicable laws may impose limitations on the right of Pledgee to sell or otherwise dispose of securities included in the Collateral. For this reason, Pledgor hereby


                                        6.

authorizes Pledgee to sell any securities included in the Collateral in such manner and to such persons as would, in the judgment of Pledgee, help to ensure that the transfer of such securities will be given prompt and effective approval by any relevant regulatory authorities and will not require any of the securities to be registered or qualified under any applicable securities laws. Pledgor understands that a sale under the foregoing circumstances may yield a substantially lower price for such Collateral than would otherwise be obtainable if the same were registered and sold in the open market, and Pledgor shall not attempt to hold Pledgee responsible for selling any of the Collateral at an inadequate price even if Pledgee accepts the first offer received or if only one possible purchaser appears or bids at any such sale. If Pledgee shall sell any securities included in the Collateral at such sale, Pledgee shall have the right to rely upon the advice and opinion of any qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor hereby assigns to Pledgee any registration rights or similar rights Pledgor may have from time to time with respect to any of the Collateral.

                                     ARTICLE 6

                                   MISCELLANEOUS.

       SECTION 6.1 ENTIRE AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

       SECTION 6.2 NON-WAIVER. Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

       SECTION 6.3 WAIVERS. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

       SECTION 6.4 AMENDMENTS. No amendment, modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

       SECTION 6.5 SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

       SECTION 6.6 SUCCESSORS. The terms of this Agreement shall be binding upon Pledgor, his heirs and personal representatives, and shall inure to the benefit of Pledgee, its corporate


                                        7.

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successors and any holder, owner or assignee of any rights in the Note and will be enforceable by them as their interest may appear.

       SECTION 6.7 NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties' signature hereto and with such copies delivered, transmitted or mailed to such persons as are specified therein. Any party may change his address for notices in the manner set forth above.

       SECTION 6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

       SECTION 6.9 GOVERNING LAW, ETC.This Agreement shall be governed by and construed in accordance with the law of the State of California.

       [Remainder of page intentionally left blank


                                        8.

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       IN WITNESS WHEREOF, the Pledgor has signed this Investment Property
Security Agreement as of the date first written above.


                                                 THOMAS ST. DENNIS
                                                 /s/ Thomas St. Dennis
                                                 ---------------------------

                                                 Residence:

                                                 ---------------------------
                                                 ---------------------------
                                                 ---------------------------


Accepted as of this 7th day of September 1999

WIND RIVER SYSTEMS, INC.


By: /s/ Richard W. Kraber
      --------------------------------------------
Name:   Richard W. Kraber
      --------------------------------------------
Title:  Vice President and Chief Financial Officer
      --------------------------------------------


                                        9.